UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2009

ADVANCED TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-137863	68-0635064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 A Achimeir Street Ramat Gan, Israel	52587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-972-3-751-3707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 1, 2009, Advanced Technology Acquisition Corp. (the “Company”) terminated the letter of intent dated December 19, 2008 that it had entered into with Bioness Inc. (“Bioness”) relating to the acquisition of Bioness by the Company.  Therefore, the Company will be required to liquidate the trust account and distribute the proceeds held in the trust account to its stockholders.

Item 8.01 Other Events.

As a consequence of the termination of the letter of intent described in item 1.02 of this Current Report on Form 8-K, the Company will not hold a stockholder meeting for its proposed acquisition of Bioness.  Instead, the Company will hold a stockholder’s meeting and take such action as necessary to approve the liquidation of its trust account.

If the plan of liquidation is approved, the Company anticipates distributing approximately $8.12 per share from its trust account. It expects to complete its liquidation process as soon as reasonably practicable after receiving the approval of its stockholders.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
99.1	Press Release dated June 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2009	ADVANCED TECHNOLOGY ACQUISITION CORP.
	By:	/s/ Ido Bahbut
Name: Ido Bahbut
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press Release dated June 1, 2009